UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

Tevogen Bio Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41002	98-1597194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Independence Boulevard, Suite #410
Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 838-6436

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $11.50 per share	TVGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2024, Tevogen Bio Holdings Inc. (the “Company”) entered into a Loan Agreement (the “Agreement”) with The Patel Family, LLP (the “Lender”) providing for (i) an unsecured line of credit facility (the “Facility”) pursuant to which the Lender agreed to lend the Company up to $36.0 million (the “Maximum Loan Amount”) and (ii) a contingent option for the Lender to purchase at least $14.0 million of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in a future private placement (the “PIPE”).

Under the Facility, the Company is permitted to borrow up to $1.0 million per calendar month in a single monthly draw, with the first such draw eligible to be made in June 2024. The Company is permitted to make monthly borrowing requests under the Facility until the earlier of May 2027 and such time as the Company has received the proceeds from the PIPE and no amounts remain available and undrawn under the Facility. Each draw will accrue interest at a rate per annum equal to the lower of (i) the secured overnight financing rate published on the business day immediately preceding the date such draw is disbursed (each, a “Deposit Date”), by the Federal Reserve Bank of New York (“FRBNY”), as administrator of the benchmark (or a successor administrator), on FRBNY’s website (or any successor source) plus 2.00%, and (ii) 7.00%, accruing quarterly beginning on the Deposit Date and payable quarterly beginning on the three-month anniversary of the applicable Deposit Date. Interest will be payable in shares of Common Stock at an effective price of $1.50 per share, and each draw will mature 48 months after the Deposit Date for such draw. Prepayment will be permitted without penalty. The Company may repay or prepay any amount of outstanding principal balance under the Facility at the Company’s election in cash or in shares of Common Stock at an effective price of the greater of $1.50 per share and the 10-day trailing volume weighted average price of the Common Stock (the “Trailing VWAP”) as of the trading day prior to payment, subject to certain requirements related to resale registration. The Company will be permitted to terminate its ability to make draws under the Facility at its discretion upon at least one business day’s prior notice to the Lender.

In addition to the Facility, the Agreement provides the Lender with an option to purchase in a private placement $14.0 million of shares of Common Stock plus an additional amount of Common Stock of up to the total then-remaining available and undrawn portion of the Maximum Loan Amount (which amount would thereafter no longer be available under the Facility). The PIPE will be priced at a 30% discount to Trailing VWAP on the date such price first reaches at least $10.00 per share (the “Threshold Price Date”) and will be exercisable by the Lender by written notice within three business days after the Company has notified the Lender of the Threshold Price Date (the date of such notice, the “Threshold Price Notice Date”).

Pursuant to the terms of the Agreement, the Company issued to the Lender 1,000,000 shares of Common Stock as a commitment fee (the “Commitment Shares”), subject to forfeiture by the Lender of the Commitment Shares or an equal number of shares of Common Stock in the event the Lender fails to (i) make a deposit under the Facility when due or (ii) pay the purchase price for the PIPE within 30 days after the Threshold Price Notice Date in the event the Company has satisfied all applicable closing conditions.

In the aggregate, assuming the Company draws the maximum amount under the Facility, makes no prepayments, the interest rate for each draw is at the maximum interest rate of 7.00% per annum, and the Company pays the entire principal balance in shares of Common Stock, and the PIPE is consummated for $14.0 million based on a Trailing VWAP of exactly $10.00, a maximum of 33.72 million shares of Common Stock are issuable under the Agreement. However, the Company is under no obligation to draw any amounts under the Facility or to pay any amount of principal in shares of Common Stock and may never consummate the PIPE. In addition, the Agreement provides that the Company may not issue shares of Common Stock to the Lender pursuant to the Agreement to the extent such issuance would result in the Lender or any of its affiliates beneficially owning more than 9.99% of the issued and outstanding Common Stock (the “Beneficial Ownership Limitation”), except with the Lender or such affiliate’s prior written consent, and provided that the Company may issue pre-funded warrants to the Lender in lieu of Common Stock to the extent the Beneficial Ownership Limitation would otherwise be exceeded by the issuance of Common Stock. Any pre-funded warrants sold under the Agreement will be at a price equaling that of the shares of Common Stock they are issued in lieu of minus $0.0001, and will have an exercise price of $0.0001 per share. The Agreement also provides that, without stockholder consent, the cumulative number of shares of Common Stock issued to the Lender will not exceed 19.99% of the number of shares of Common Stock outstanding on the date of the Agreement.

The Lender is an existing stockholder and an affiliate of Manmohan Patel, a beneficial owner of at least 5% of the Common Stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated in this Item 2.03 by reference.

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Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated in this Item 3.02 by reference. The Commitment Shares were and the remainder of shares of Common Stock and pre-funded warrants issuable under the Agreement will be sold and issued in a transaction not involving a public offering pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D under the Securities Act. The Lender has represented that it is an accredited investor and is acquiring the securities for investment for the Lender’s own account and not with a view toward resale or distribution.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Loan Agreement, dated as of June 6, 2024, between Tevogen Bio Holdings Inc. and The Patel Family, LLP
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tevogen Bio Holdings Inc.

Date: June 11, 2024	By:	/s/ Ryan Saadi
	Name:	Ryan Saadi
	Title:	Chief Executive Officer

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